FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (date of earliest event reported): August 14, 2002

Friedman, Billings, Ramsey Group, Inc.
(Exact name of Registrant as specified in its charter)

Virginia	54-1837743	001-13731
(State or other jurisdiction of Identification No.)	(I.R.S. Employer incorporation or organization)	(Commission File Number)

1001 Nineteenth Street North
Arlington, VA 22209
(Address of principal executive offices) (Zip code)

(703) 312-9500
(Registrant’s telephone number including area code)

Item 9. Regulation FD Disclosure

1.	On August 14, 2002, Friedman, Billings, Ramsey Group, Inc. sent to the Securities and Exchange Commission the certifications of Emanuel J. Friedman, Co-Chief Executive Officer, Eric F. Billings, a Co-Chief Executive Officer, and Kurt R. Harrington, the Chief Financial Officer of the company, as required pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. The entire text of the certifications is being filed herewith and attached as Exhibit 99.1

Ex. 99.1 Certifications of Emanuel J. Friedman, Eric F. Billings and Kurt R. Harrington.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

By: /s/ Emanuel J. Friedman
Chairman and Co-Chief Executive Officer